Exhibit 99.1

Media Contacts:
Wendi Kopsick/Kimberly Kriger
Kekst and Company
212-521-4800
                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------


           FOOTSTAR APPOINTS JEFFREY A. SHEPARD TO BOARD OF DIRECTORS
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MAHWAH, NEW JERSEY, JANUARY 17, 2005 - Footstar, Inc. today announced that
Jeffrey A. Shepard, President and Chief Executive Officer of its Meldisco division, has been elected to the Company's Board of Directors.

Dale W. Hilpert, Chairman and Chief Executive Officer of Footstar, commented, "Over the years, Jeff has done an excellent job of leading Meldisco. Through our reorganization, we have refocused on this core operation, which has long been a leader in the discount footwear market. We look forward to having the benefit of Jeff's experience and insights at the Board level."

Mr. Shepard, an industry veteran with 35 years of footwear experience, joined Meldisco in 1994. Previously, he served as President and Chief Executive Officer of Pic N Pay, a $300 million footwear retailer, and held various positions with Payless ShoeSource. He began his retailing career with Thom McAn in 1971.

FOOTSTAR BACKGROUND

Footstar, Inc. is a leading discount footwear retailer operating licensed footwear departments nationwide in Kmart and Rite Aid Stores. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart and Wal-Mart stores.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could affect the Company's forward-looking statements include, among other things: changes arising from our Chapter 11 filing; our ability to continue as a going concern; our ability to operate pursuant to the terms of the DIP financing facility; our ability to obtain Bankruptcy Court approval and any other required approvals with respect to motions in the Chapter 11 proceeding prosecuted by us from time to time, our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period that we have to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the Chapter 11 cases to Chapter 7 cases; our ability to obtain and maintain normal terms with services providers and vendors, and our ability to maintain contracts that are critical to our operations; the impact and result of any litigation (including private litigation; any action by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company or the financial statement restatement process; additional delays in completing the filing of reports at the Securities and Exchange Commission; the results of the Company's exploration of strategic

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alternatives; the Company's ability to successfully implement internal controls and procedures that ensure timely, effective and accurate financial reporting; the continued effect of Kmart store closings on Meldisco; higher than anticipated employee turnover levels, capital expenditures and operating expenses, including the Company's ability to reduce overhead and rationalize assets; adverse results on the Company's business relating to increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; any adverse developments in existing commercial disputes or legal proceedings; volatility of the Company's stock price; and intense competition in the markets in which the Company competes. Additionally, due to material uncertainties, it is not possible to predict the length of time we will operate under Chapter 11 protection, the outcome of the proceeding in general, whether we will continue to operate under our current organizational structure, or the effect of the proceeding on our businesses and the interests of various creditors and security holders.

Because the information herein is based solely on data currently available, it is subject to change as a result of events or changes over which the Company has no control or influence, and should not be viewed as providing any assurance regarding the Company's future performance. Actual results and performance may differ from the Company's current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company's business, financial condition, results of operations, liquidity or prospects. Additionally, the Company is not obligated to make public indication of changes in its forward-looking statements unless required under applicable disclosure rules and regulations.

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